UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2010

Inhibitex, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-50772	742708737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9005 Westside Parkway, Alpharetta, Georgia		30009
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	678-746-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 25, 2010, the Board of Directors of Inhibitex, Inc. (the "Company") approved a further amendment and restatement of the Company's Amended and Restated 2004 Stock Incentive Plan (the "Plan"), which provides for an increase in the number of shares of common stock available for awards to be granted under the Plan by 3,800,000 and includes other revisions, the more substantive of which are summarized in the Company's definitive proxy statement on Schedule 14A filed on April 28, 2010 (the "2010 Proxy Statement"). The approval of the Plan, as so amended and restated (the "2010 Restatement"), was included in the 2010 Proxy Statement as Proposal No. 2 and is subject to shareholder approval at the Company's 2010 Annual Meeting to be held on June 23, 2010.

It was the intent of the Board that Section 7(b) of the 2010 Restatement would not allow the Company to effect an exchange or buyout of awards (including a repricing of stock options) in a manner that could be deemed to violate a rule of an applicable stock exchange or stock market. To avoid any doubt, the Company is committed to amend section 7(b) of the Plan at its next scheduled Board of Directors meeting to read as follows:

"(b) Exchange and Buy Out Provisions. Subject to stockholder approval, the Committee may at any time (in accordance with the rules of the stock exchange or market on which the Stock is then traded or quoted) offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made, provided that (i) payment for any such Award shall be made in accordance with Section 409A of the Code and the regulations thereunder and (ii) no such offer may be made with respect to an Award that constitutes "non-qualified deferred compensation" within the meaning of Section 409A of the Code."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inhibitex, Inc.

June 16, 2010	By:	Russell H. Plumb

Name: Russell H. Plumb
Title: Chief Executive Officer